COMMERCE BANCSHARES, INC. EARNINGS HIGHLIGHTS 1st Quarter 2022

CAUTIONARY STATEMENT A number of statements we will be making in our presentation and in the accompanying slides are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements of the Corporation’s plans, goals, objectives, expectations, projections, estimates and intentions. These forward- looking statements involve significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Factors that could cause the Corporation’s actual results to differ materially from such forward- looking statements made herein or by management of the Corporation are set forth in the Corporation’s 2021 Annual Report on Form 10-K and the Corporation’s Current Reports on Form 8-K. 2

$0.97 EPS 3 • Net interest income increased .5% over Q4. • Net interest margin increased 2 bps over Q4 to 2.45%. • Non-interest income to total revenue of 38.7%. • Wealth management client assets of $65.8 billion at March 31, 2022. • Non-interest expense increased $2.1 million over Q4. • QTD average loans (excl. PPP) up 1.8% over Q4. Period ending loans (excl. PPP) up 2.4% over Q4. • QTD average deposits increased $501.8 million over Q4. • Net charge-offs to total average loans of .12% and non-accrual loans to total loans of .05%. • Tangible common equity to tangible assets of 8.09%. Highlights Well-positioned for growth 1Q2022 EARNINGS HIGHLIGHTS $134.9 million PPNR1 $118.2 million Net Income 14.41% ROACE 1 See the non-GAAP reconciliation on page 20 1.33% ROAA 60.29% Efficiency Ratio

Quarterly Average Balances Change vs. $ in millions 1Q22 4Q21 1Q21 Highlights Commercial1 $9,554.1 $130.6 $(1,093.7) • Linked quarter (LQ) reflects lower PPP loans (-132MM) offset by higher seasonal business, construction and business real estate Consumer 5,669.1 (0.5) (16.0) Total Loans $15,223.2 $130.1 $(1,109.8) Investment Securities $15,361.5 $674.7 $2,781.9 • LQ increase mainly due to growth in asset- backed securities Interest Earning Deposits with Banks $2,608.0 $(249.0) $1,127.7 • Prudently deploying excess deposits into higher-yielding assets Deposits $29,349.6 $501.8 $2,860.4 • 1.7% LQ growth, 10.8% growth over prior year (PY) Book Value per Common Share2 $24.60 $(3.80) $(2.39) • AOCI impact from higher interest rates BALANCE SHEET HIGHLIGHTS 4 1 PPP QTD average balances were $86.9 million and $218.9 million as of March 31, 2022 and December 31, 2021, respectively 2 For the quarters ended March 31, 2022, December 31, 2021, and March 31, 2021

$16.1 $16.9 $17.8 $10.4 $11.9 $11.5 1Q224Q211Q21 $26.5 $29.3$28.8 +11% $5.7 $9.4 $9.5 $10.6 $5.7 $5.7 4Q21 $16.3 1Q21 $15.2 1Q22 $15.1 -7% BALANCE SHEET 5 Loans Loan Yield Commercial Loans Consumer Loans Deposits QTD Average Balances $ billions Non-Interest Bearing Interest Bearing Deposit Interest Bearing Deposit Yield QTD Average Balances $ billions 3.66% 3.62% 3.54% .09% .05% .05%

LOAN PORTFOLIO

Period-End Balances

$ in 000s	3/31/2022	12/31/2021	3/31/2021	QoQ	YoY
Business	$5,508,508	$5,303,535	$6,624,209	3.9%	-16.8%
Business excl. PPP	*5,455,089*	*5,174,372*	*5,197,349*	*5.4%*	*5.0%*
Construction	1,144,411	1,118,266	1,073,036	2.3%	6.7%
Business Real Estate	3,109,668	3,058,837	3,017,242	1.7%	3.1%
Personal Real Estate	2,820,076	2,805,401	2,828,418	.5%	-.3%
Consumer	2,053,160	2,032,225	1,966,833	1.0%	4.4%
Revolving Home Equity	264,401	275,945	285,261	-4.2%	-7.3%
Consumer Credit Card	544,579	575,410	593,833	-5.4%	-8.3%
Overdrafts	14,211	6,740	3,239	110.8%	338.7%
Total Loans	**$15,459,014**	**$15,176,359**	**$16,392,071**	**1.9%**	**-5.7%**
PPP[1]	53,419	129,163	1,426,860	-58.6%	-96.3%
Total Loans excl. PPP	**$15,405,595**	**$15,047,196**	**$14,965,211**	**2.4%**	**2.9%**

QTD Average Balances

$ in 000s	3/31/2022	12/31/2021	3/31/2021	QoQ	YoY
Business	$5,324,172	$5,191,844	$6,532,921	2.5%	-18.5%
Business excl. PPP	*5,237,235*	*4,972,934*	*5,158,943*	*5.3%*	*1.5%*
Construction	1,134,902	1,228,237	1,091,969	-7.6%	3.9%
Business Real Estate	3,095,068	3,003,459	3,022,979	3.1%	2.4%
Personal Real Estate	2,808,980	2,785,095	2,826,112	.9%	-.6%
Consumer	2,040,200	2,043,690	1,947,322	-.2%	4.8%
Revolving Home Equity	273,859	276,464	299,371	-.9%	-8.5%
Consumer Credit Card	540,844	559,429	608,747	-3.3%	-11.2%
Overdrafts	5,178	4,926	3,546	5.1%	46.0%
Total Loans	**$15,223,203**	**$15,093,144**	**$16,332,967**	**0.9%**	**-6.8%**
PPP[1]	86,937	218,910	1,373,978	-60.3%	-93.7%
Total Loans excl. PPP	**$15,136,266**	**$14,874,234**	**$14,958,989**	**1.8%**	**1.2%**

[1]Paycheck protection program (PPP) loans are included in the business loan category

Commerce Bancshares, Inc.
6

Change vs. $ in millions 1Q22 4Q21 1Q21 Highlights Net Interest Income $208.8 $1.1 $3.0 • Linked quarter (LQ) increase due to higher income earned on investment securities, partially offset by lower income earned on loans and securities purchased under agreements to resell Non-Interest Income $131.8 $(15.9) $(4.3) • See page 8 Non-Interest Expense $205.6 $2.1 $13.1 • See page 9 Pre-Tax, Pre-Provision Net Revenue1 $134.9 $(16.9) $(14.3) Investment Securities Gains, Net $7.2 $16.9 $(2.7) • 1Q22 included net fair value gains of $7.5 million on the private equity investment portfolio Provision for Credit Losses $(9.9) $(2.8) $(3.6) • Decrease compared to the prior year (PY) reflects lower net loan charge-offs of $5.3 million Net-Income Available to Common Shareholders $118.2 $3.2 $(12.8) For the three months ended 1Q22 4Q21 1Q21 Net Income per Common Share – Diluted $.97 $.94 $1.06 Net Yield on Interest Earning Assets 2.45% 2.43% 2.71% • Higher rates and repositioning of earning assets supported quarterly margin expansion INCOME STATEMENT HIGHLIGHTS 1 See the non-GAAP reconciliation on page 20 7

Change vs. $ in millions 1Q22 4Q21 1Q21 Highlights Bank Card Transaction Fees $42.0 $(2.7) $4.4 • Increase of 11.5% over prior year (PY) driven by growth in net corporate card fees Trust Fees $47.8 $(1.1) $3.7 • Increase of 8.3% over PY resulting mostly from higher private client fee income • Decrease from linked quarter (LQ) was mainly attributable to seasonal fees in 1Q22 Deposit Account Charges and Other Fees $22.3 $(3.2) $(.3) • Decrease of 1.2% from PY was mostly attributable to fees waived in connection with the core deposit system implementation in 1Q22 Capital Market Fees $4.1 $.3 $(.9) Consumer Brokerage Services $4.4 $(.4) $.4 Loan Fees and Sales $4.2 $(1.0) $(5.9) • Declined mostly in mortgage banking revenue, which was down 70.7% from PY Other $6.8 $(7.8) $(5.6) • Decrease from PY mainly due to a $2.4 million gain on the sale of a branch recorded last year, a $1 million write-down on a branch this quarter, a decline in swap fees and cash sweep commissions ($1 million)and a -$1.9 million deferred compensation adjustment Total Non-Interest Income $131.8 $(15.9) $(4.3) NON-INTEREST INCOME HIGHLIGHTS 8

Change vs. $ in millions 1Q22 4Q21 1Q21 Highlights Salaries and Employee Benefits $136.0 $3.3 $6.9 • Increase of 5.4% over prior year (PY) mostly due to higher full-time salaries Net Occupancy $12.3 — $.3 Equipment $4.6 $(.1) $.2 Supplies $4.7 $.3 $.6 Data Processing and Software $27.0 $1.2 $1.6 • Increase of 6.1% over PY due to higher software amortization, bank card processing fees and an increase in costs for service providers Marketing $6.3 $.9 $1.2 • Increase of 23% over PY reflects expansion of marketing efforts post pandemic Other $14.8 $(3.6) $2.3 • Increase of 18.8% over PY mainly due to an increase of $1.1 million in travel and entertainment expense and lower deferred origination costs of $1.1 million, partially offset by a $1.9 million deferred compensation adjustment Total Non-Interest Expense $205.6 $2.1 $13.1 NON-INTEREST EXPENSE HIGHLIGHTS 9

10 PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) $136 $149 $206 $193 1Q2021 $342 $148 $152 $208 $204 4Q2021 $355 $132 $135 $209 $206 $341 1Q2022 Non-Interest Income (+) Net Interest Income (+) Non-Interest Expense (-) Pre-Tax, Pre-Provision Net Revenue (=) 1Q2022 Comparison vs. 1Q2021 (11.1%) vs. 4Q2021 (9.6%) See the non-GAAP reconciliation on page 20

$10.0 $4.3 $4.6 $7.9 $3.4 1Q21 4Q21 1Q22 MAINTAINING STRONG CREDIT QUALITY 11 Net Loan Charge-Offs (NCOs) $ in millions NCOs- CBSH NCOs - Peer Average NCO/Average Loans1 - CBSH $200.5 $150.0 $134.7 $302.0 $261.2 1Q21 4Q21 1Q22 Allowance for Credit Losses on Loans (ACL) $ in millions ACL - CBSH ACL - Peer Average ACL / Total Loans - CBSH $23.5 $9.2 $8.3 $124.8 $104.4 1Q21 4Q21 1Q22 Non-Accrual Loans (NALs) $ in millions NALs - CBSH NALs - Peer Average 8.5x 16.4x 16.2x 3.1x 3.6x 1Q21 4Q21 1Q22 Allowance for Credit Losses on Loans (ACL) to NALs ACL / NALs - CBSH ACL / NALs - Peer Average Percentages are illustrative and not to scale; Peer Banks include: ABCB, ASB, BOKF, CFR, FNB, FULT, HWC, ONB, OZK, PB, PNFP, SFNC, SNV, SSB, UMBF, UMPQ, UBSI, VLY, WTFC 1As a percentage of average loans (excluding loans held for sale) NALs / Total Loans - CBSH NCO/Average Loans1 – Peer Average .14% NALs / Total Loans – Peer Average .06% .05% .59% .50% ACL / Total Loans – Peer Average 1.22% .99% .87% 1.39% 1.22%.25% .11% .12%.14% .07%

ALLOCATION OF ALLOWANCE 12 CECL allowances reflect the economic and market outlook December 31, 2021 March 31, 2022 $ in millions Allowance for Credit Losses (ACL) % of Outstanding Loans Allowance for Credit Losses (ACL) % of Outstanding Loans Business $ 43.9 .83% $ 40.9 .74% Bus R/E 30.7 1.00% 28.5 .92% Construction 23.2 2.07% 25.4 2.22% Commercial total $ 97.8 1.03% $ 94.8 .97% Consumer 10.1 .50% 9.7 .47% Consumer CC 35.5 6.16% 22.7 4.16% Personal R/E 5.3 .19% 6.2 .22% Revolving H/E 1.2 .44% 1.2 .47% Overdrafts .2 2.67% .1 .53% Consumer total $ 52.3 .92% $ 39.9 .70% Allowance for credit losses on loans $ 150.0 .99% $ 134.7 .87% 1.47% 1.44% 1.22% 1.07% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% $100 $150 $200 $250 1/1/2020 $220.8 1Q22 $172.4 $139.6 1Q20 $171.7 0.87% $240.7 1.35% 2Q20 $236.4 3Q20 4Q20 $200.5 1Q21 2Q21 $162.8 3Q21 $150.0 0.99% 4Q21 $134.7 0.95% 1.14% 1.10% Allowance for Credit Losses (ACL) on Loans ACL - Loans (left) ACL / Total Loans (right) $ in millions

13 WELL-POSITIONED FOR A RISING RATE ENVIRONMENT

0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3Q20182Q20173Q2015 4Q2015 2Q20161Q2016 4Q20173Q2016 4Q2016 1Q2017 3Q2017 1Q2018 2Q2018 4Q2018 1Q2019 2Q2019 WELL-POSITIONED FOR HIGHER RATES 14 Opportunities to enhance NII in a rising rate environment. • As of December 31, 2021, 53% of loans were variable rate, (62% commercial, 37% consumer). • Investment securities portfolio duration of 3.6 years. • Cash flows from maturities and paydowns of securities of $3.1B over the next twelve months. • 100 bps of gradual rate hikes adds $33.5MM - $39.5MM of NII over 12 months. • Large core deposit base and historically low betas. • Large cash balance well-positioned as rates rise. Previous Cycle Deposit Beta Cost of Total Deposits Deposit Beta As of 3Q2015 As of 2Q2019 Prior Fed Cycle (+225 bps) Commerce .12% .38% 12% Peer Median .23% .85% 27% Effective Fed Funds Rate Source: S&P Global Market Intelligence, 2021 10-K

$10 $0 $5 $15 $20 $25 $30 4Q211Q21 2Q21 3Q21 1Q22 0.09% 0.07% 0.06% 0.05% 0.05% 0.00% 0.05% 0.10% BALANCE SHEET: LOW-COST DEPOSITS Interest-bearing Deposits (left)Non Interest-Bearing Deposits (left) Av er ag e Ba la nc e $ in b illi on s Cost of Interest-Bearing Deposits (right) 15 – 39% of Q1 average deposits were non-interest bearing. – Cost of interest-bearing deposits remains low.

0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% $10.0 $15.0 $0.0 $20.0 $5.0 $13.8 $0.8 $2.6 $0.9 $0.8 $8.6 $0.4 $19.1 4Q19 1Q20 $8.5 $0.9 1Q22 $0.6 $9.5 $10.0 $2.6 $2.7 $0.9 $1.8 $11.3 2Q20 $0.8 $1.0 3Q20 $12.1 $15.0 $1.6 $0.8 $1.1 4Q20 $1.5 1Q21 $12.9 2Q21 $12.7 $14.5 $1.7 $2.9 4Q21 $1.7 $15.0 3Q21 $16.5 $12.2 $19.3 $13.1 $14.0 $18.0 $9.8 EARNING ASSET OPTIMIZATION EXCLUDING LOANS 16 Av er ag e Ba la nc e $ in b illi on s AFS Securities1 FRB Balance3 as a % of Interest Earning AssetsFRB Balances3Asset REPOs2 1Available for Sale (AFS) securities are reported at fair value 2Asset REPOs defined as Securities purchased under agreements to resell 3Interest earning deposits at Federal Reserve Bank Prudently deploying excess deposits into higher-yielding assets 1Q 2022 Period-end FRB3 balance $1.3 Billion

Over 50% of total loans are variable; 62% of commercial loans have floating rates SUMMARY OF FIXED & FLOATING LOANS 42% 58% Business Total Loans: $5.3B Fixed Variable C om m er ci al 73% 27% Personal RE Total Loans: $2.8B C on su m er 99% 1% HELOC Total Loans: $0.3B 44% 56% Business RE Total Loans: $3.1B 95% 5% Consumer Card Total Loans: $0.6B 74% 26% Consumer Total Loans: $2.0B 17 96% 4% Construction Total Loans: $1.1B Source: 2021 10-K

Average Loan to Deposit Ratio3 SOUND CAPITAL AND LIQUIDITY POSITION 18 Tier 1 Risk-Based Capital Ratio1 1S&P Global Market Intelligence, Information as of December 31, 2021 2Period-end balances, as of March 31, 2022 3Includes loans held for sale, for the quarter ended March 31, 2022 15.3% 15.1% 14.3% 13.8% 13.7% 13.4% 12.3% 12.1% 12.0% 11.8% 11.7% 11.6% 11.1% 11.0% 10.9% 10.7% 10.7% 10.5% 10.3% 9.6% PB ABCB VLY UMBF UBSI SSB OZK CBSH SFNC CFR BOKF PNFP ONB UMPQ HWC ASB FULT SNV FNB WTFC Peer Median: 11.7% Core Deposits $28.2 Billion2 Large, stable deposit base Loan to Deposit Ratio Total Deposits 52% Average Loan to Deposit Ratio177% Peer Average Commerce 96%4%Certificates of Deposit Core Deposits - Non-Interest Bearing - Interest Checking - Savings and Money Market

Quick Facts: Small Business Investment Company (SBIC) founded in 1959 Nationwide footprint with Greater Midwest Focus 36 Portfolio Companies Representing $920 million in Revenue Over 3,500 Employees Fair Value as of March 31, 2022: $153.4 million Investment Criteria • Manufacturing, distribution and certain service companies • Cash flow positive • Good management • Consistent financial performers • Operate in niche markets • Significant and defensible market positions • Differentiated products and services • Scalable business platforms Target Parameters • Revenues - $10 million to $100 million • EBITDA - $2 million to $7 million CAPITAL FOR BUSINESS® A middle-market private equity firm focused on the success of industrial growth companies Transaction Types Management buyouts Leveraged buyouts Succession plans Recapitalizations Corporate divestitures Investment Structures Subordinated debt Preferred stock Common stock Warrants Other Information Co-investors Majority control Target 5-7 year hold period Management participation 19

NON-GAAP RECONCILIATIONS 20 For The Three Months Ended (DOLLARS IN THOUSANDS) Mar. 31, 2022 Dec. 31, 2021 Mar. 31, 2021 A Net Interest Income $ 208,786 $ 207,657 $ 205,748 B Non-Interest Income $ 131,769 $ 147,699 $ 136,045 C Non-Interest Expense $ 205,648 $ 203,582 $ 192,573 Pre-Provision Net Revenue (A+B-C) $ 134,907 $ 151,774 $ 149,220 Pre-tax, Pre-provision Net Revenue